                                                                    EXHIBIT 4.20

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of May 14, 2003 is by and between Schlumberger Technology Corporation, a Texas corporation ("STC"), and Hanover Compressor Company, a Delaware corporation ("Hanover").

                                    RECITALS

         WHEREAS, STC, Schlumberger Oilfield Holdings Limited, Schlumberger Surenco S.A., Hanover, Hanover Compression Limited Partnership and Hanover Cayman Limited are parties to that certain PIGAP Settlement Agreement dated the date hereof (the "Settlement Agreement");

         WHEREAS, in connection with the Settlement Agreement, Hanover has agreed to issue to STC $262,621,810 aggregate principal amount at maturity of Hanover's Zero Coupon Subordinated Notes due 2007 (the "Notes"), which Notes are being issued pursuant to an Indenture dated as of May 14, 2003 between Hanover and Wachovia Bank, National Association, as trustee (the "Indenture");

         WHEREAS, the parties are entering into this Agreement as a condition to closing the Settlement Agreement;

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

         "Filing Deadline" means the 45th day after the date hereof.

         "Holder" means STC and its Permitted Transferees.

         "Permitted Transferee" has the meaning assigned to such term in Section 5.4.

         "Person" means any person or entity, whether an individual, whether in his capacity as a trustee, executor, administrator or other legal representative, sole proprietorship, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, syndicate, business association, firm, joint venture, governmental agency or authority or any similar entity.

         "Registrable Securities" means all Notes upon original issuance thereof and at all time subsequent thereto until the earliest to occur of (i) a Shelf Registration Statement covering such Notes having been declared effective by the Commission and such Notes having been disposed of by the Holder in accordance with such effective Shelf Registration Statement, (ii) such Notes having been sold by the Holder in compliance with Rule 144, (iii) such Notes are no longer owned by the Holder, or (iv) such Notes ceasing to be outstanding.

         "Rule 144" means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free from the registration and prospectus delivery requirements of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, together with all rules and regulations promulgated thereunder.

         "Selling Expenses" means all fees and expenses of underwriters that are a party to an underwriting agreement or similar purchase agreement with the Holder, including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industries professionals that are a party to an underwriting agreement or similar purchase agreement with the Holder relating to the distribution of the Registrable Securities.

         "Subordinated Debt Offering" means an underwritten public offering of subordinated debt securities of Hanover.

         "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Trustee" has the meaning assigned to such term in the Indenture.

         2.       Shelf Registration.

         2.1 Hanover shall prepare and file as promptly as practicable (but in any event on or before the Filing Deadline) with the Commission, and thereafter shall use all reasonable efforts to cause to be declared effective, a shelf registration statement on Form S-3 or an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Holder from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, an "Initial Shelf Registration"). Hanover agrees not to file any other registration statement (other than a registration statement on Form S-4 or Form S-8) prior to filing the Initial Shelf Registration. Hanover further agrees not to request that any other registration statement (other than a registration statement on Form S-4 or Form S-8) be declared effective prior to the time that Hanover requests for the Initial Shelf Registration to be declared effective.

         2.2 Hanover shall use all reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act in order to permit the prospectus forming part thereof to be used by the Holder until the Notes are no longer Registrable Securities (the "Effectiveness Period").

         2.3 If the Initial Shelf Registration or any Subsequent Shelf Registration (as hereinafter defined) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), Hanover shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness (i) amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or (ii) file an additional "shelf" Registration Statement covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective during the Effectiveness Period. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any registration statement filed in connection with a Shelf Registration.

         2.4 Notwithstanding any other provisions hereof, Hanover will ensure that (i) the Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act, (ii) the Shelf Registration Statement and any amendment thereto (other than with respect to information included therein in reliance upon or in conformity with written information furnished to Hanover by or on behalf of the Holder specifically for use therein (the "Holder Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of the Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to the Holder Information), as of any time when such prospectus is required to be delivered under the Securities Act does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply:

         3.1 Hanover shall prepare and file with the Commission on or prior to the Filing Deadline a Shelf Registration Statement as prescribed by Section 2 hereof, and use all reasonable efforts to cause such Shelf Registration Statement to become effective and remain effective as provided herein; provided that before filing a Shelf Registration Statement or prospectus, or any amendments or supplements thereto, Hanover will furnish copies of all such documents proposed to be filed to the Holder and the counsel for the Holder and will reflect the reasonable comments of such Persons in the Shelf Registration Statement. Hanover shall advise the Holder promptly after it shall file a Shelf Registration Statement or prospectus, or any amendments or supplements thereto, of such filing, and after it receives notice of the issuance of an order declaring the Shelf Registration Statement effective.

         3.2 Hanover shall prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus(es) used in connection therewith as may be necessary to keep such Shelf Registration Statement effective during the Effectiveness Period and to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities during such period in accordance with the intended methods of disposition by the Holder set forth in the Shelf Registration Statement.

         3.3 Hanover shall furnish to the Holder such number of copies of the Shelf Registration Statement, each amendment and supplement thereto, the prospectus(es) included in the Shelf Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities.

         3.4 Hanover shall use all reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holder may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided that Hanover will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4 or (ii) consent to general service of process in any such jurisdiction.

         3.5 Subject to Section 5.1, Hanover shall notify the Holder, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and Hanover will promptly prepare a supplement or amendment to such prospectus or a post-effective amendment to the Shelf Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

         3.6 Hanover shall enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions, including arranging for opinions of counsel and accountant's "comfort letters," as the Holder or the underwriters, if any, reasonably requests in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, Hanover shall not be required to enter into any agreement or arrangement that prohibits Hanover from offering or selling any securities issuable by Hanover for any period of time.

         3.7 Hanover shall make reasonably available for inspection by the Holder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of Hanover, and cause Hanover's officers, directors, employees and independent accountants to supply all information reasonably requested by the Holder, any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement.

         3.8 Hanover shall advise the Holder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued as proscribed in
Section 2.3.

         3.9 Hanover shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company. Hanover shall also enable such Registrable Securities to be in such denominations and registered in such names as the Holder may reasonably request.

         3.10 Hanover shall, prior to the effective date of the Initial Shelf Registration relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) take such action to procure a CUSIP number for the Registrable Securities.

         3.11 Hanover shall cause the Indenture to be qualified under the TIA not later than the effective date of the Initial Shelf Registration, and in connection therewith, cooperate with the Trustee and the Holder to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA. Hanover shall execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner.

         3.12 Hanover shall, upon prior request from the Holder, participate and make senior management reasonably available to participate, in any due diligence and "roadshow" marketing efforts reasonably requested by the Holder or any underwriter retained by the Holder.

         3.13 Hanover shall use all reasonable efforts (and in no event less than Hanover uses with respect to its own securities) to cause the Notes to be rated by both Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc. ("S&P"), and Moody's Investor Service, Inc. ("Moody's") and Hanover shall use all reasonable efforts to cause the Notes to remain rated by both S&P and Moody's during the Effectiveness Period.

         4. Registration Expenses. All expenses incident to Hanover's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Hanover and all independent certified public accountants and other Persons retained by Hanover, will be borne by Hanover, provided that in no event shall Hanover be required to pay any Selling Expenses or transfer taxes. In addition, Hanover will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expense of any liability insurance obtained by Hanover.

         5.       Blackout Rights.

         5.1 The Holder shall not offer, sell or otherwise dispose of the Registrable Securities unless it has provided to Hanover a written notice of its intent to offer and sell the Registrable Securities at least two (2) business days prior to the offer or sale of the Registrable Securities (the "Offer Notice"). Hanover shall have two (2) business days following delivery of such Offer Notice by the Holder to provide written notice (a "Blackout Notice") to the Holder objecting to such offering or sale if the Board of Directors of Hanover (or any authorized committee thereof) determines in good faith that it is in the best interests of Hanover not to disclose the existence of facts surrounding any proposed or pending material corporate transaction or other material development involving Hanover at the time of the proposed offering (the "Blackout Right"). If Hanover exercises its Blackout Right, the Holder shall not offer or sell the Registrable Securities for a period of up to forty-five (45) days (as specified in the Blackout Notice) from the date of the Blackout Notice. Furthermore, Hanover shall be entitled to exercise the Blackout Right no more than two (2) times and with respect to no more than ninety (90) days during any 365-day period (including any deemed exercise of the Blackout Right pursuant to Section 5.3). If the Holder provides written notice of its intent to offer and sell the Registrable Securities as provided above and if Hanover does not timely provide a Blackout Notice in response thereto, then the Holder may offer and sell the Registrable Securities during the thirty (30) days following the expiration of the applicable two (2) business day period in which the Holder could have given a Blackout Notice. If the Holder decides to conduct such offering and sale of the Registrable Securities pursuant to an underwritten public offering, the Holder agrees to make the appropriate officers reasonably available during the two (2) business days following the delivery of the Offer Notice to confer with Hanover to negotiate in good faith to agree on the selection of the underwriters in the underwriting group and the legal counsel to the underwriting group in connection with such offering and sale of the Registrable Securities; provided, however, that the Holder ultimately has the sole authority to select such underwriters and legal counsel. If the Registrable Securities are not sold during such thirty (30) day period, the Holder shall not thereafter offer or sell the Registrable Securities unless a subsequent notice is given to Hanover as provided above. Notwithstanding anything in this Section
5.1 to the contrary, one (1) time during calendar year 2004 and one (1) time during calendar year 2005, Hanover may, at any time other than during the two
(2) business day period during which Hanover may exercise a Blackout Notice as set forth above or during the thirty (30) day period following the expiration of such two (2) day period, give the Holder written notice that Hanover desires to have 30 calendar days beginning the day after the date of delivery of such notice in which to sell debt securities and the Holder agrees not to deliver an Offer Notice or to otherwise offer, sell or otherwise dispose of Registrable Securities during such 30 calendar day period.

         5.2 No later than the date that is two (2) business days after the date that the Initial Shelf Registration is declared effective by the Commission, the Holder shall give Hanover a written notice stating that either
(i) the Holder shall have a 30-day period beginning on the first business day after such notice is delivered in which to sell Registrable Securities and Hanover shall not offer, sell or otherwise dispose of any debt securities issuable by Hanover or its subsidiaries (other than the offer or sale to a bank or bank syndicate in connection with any revolving or term bank credit facility) during such 30-day period or (ii) Hanover shall have a 30-day period beginning on the first business day after such notice is delivered in which to commence an offering of debt securities issuable by Hanover or its subsidiaries and the Holder shall not sell any Registrable Securities during such 30 day period. In the event that the written notice described in clause (i) of the first sentence of this Section 5.2 is given, Hanover shall have a 30-day period beginning on the first business day after the earlier to occur of (a) the end of the 30-day period described in such clause (i), or (b) the earlier to occur of (A) the date that the Holder closes the sale of any Registrable Securities (excluding any over-allotment option granted in connection therewith) or (B) four (4) trading days after the date that the Holder prices the sale of any Registrable Securities (excluding any over-allotment option granted in connection therewith), in which to commence an offering of debt securities issuable by Hanover or its subsidiaries and the Holder shall not sell any Registrable Securities during such 30-day period (except to the extent such offering of debt securities by Hanover closes during such 30-day period (excluding any over-allotment option granted in connection therewith)). In the event that the written notice described in clause (ii) of the first sentence of this Section
5.2 is given, the Holder shall have a 30-day period beginning on the first business day after the earlier to occur of (a) the end of the 30-day period described in such clause (ii), or (b) the earlier to occur of (A) the date that Hanover closes an offering of debt securities issued by Hanover or its subsidiaries (excluding any over-allotment option granted in connection therewith) or (B) four (4) trading days after the date that Hanover prices an offering of debt securities issued by Hanover or its subsidiaries (excluding any over-allotment option granted in connection therewith), in which to sell the Registrable Securities and Hanover shall not offer, sell or otherwise dispose of any debt securities issuable by the Company or its subsidiaries (other than the offer or sale to a bank or bank syndicate in connection with any revolving or term bank credit facility) during such 30-day period (except to the extent such offering of Registrable Securities closes during such 30-day period (excluding any over-allotment option granted in connection therewith)). In no case may Hanover exercise its Blackout Right in a manner that prohibits the Holder from selling Registrable Securities during the periods described in this Section 5.2.

         5.3 During the Effectiveness Period, any failure of a Shelf Registration Statement to be effective when the Holder notifies Hanover of its intent to sell Registrable Securities shall count as the exercise of a Blackout Right by Hanover for as long as such Shelf Registration Statement is not effective following such notice.

         5.4 Notwithstanding anything in this Section 5 to the contrary, the Holder shall be permitted to transfer the Registrable Securities (provided that such transfer is exempt from registration under the Securities Act), together with the rights granted to the Holder under this Agreement, only to a Permitted Transferee who delivers to Hanover, in connection with such transfer, a written instrument by which such transferee agrees to be bound by the applicable terms of this Agreement. A "Permitted Transferee" shall mean any direct or indirect subsidiary of Schlumberger Limited or any entity that merges or consolidates with or owns or acquires all of the equity securities or all or substantially all of the assets of the Holder or any direct or indirect subsidiary of such entity.

         6.       Indemnification.

         6.1 Hanover agrees to indemnify, to the extent permitted by law, the Holder, each Person who controls the Holder (within the meaning of the Securities Act), any agent, underwriter, legal counsel or other representative retained by the Holder, and with respect to each such Person, its officers, employees, partners and directors against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys' fees and expenses) caused by (i) any untrue or alleged untrue statement of material fact contained in any Shelf Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished, or caused to be furnished, in writing to Hanover by the Holder or its Affiliates (or with respect to indemnification claims by an underwriter, except insofar as the same are caused by or contained in any information furnished, or caused to be furnished, in writing to Hanover by that underwriter or its legal counsel or representatives), expressly for use therein or by the Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after Hanover has furnished the Holder with a sufficient number of copies of the same. The payments required by this Section 6.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

         6.2 In connection with any Shelf Registration Statement in which the Holder is participating, the Holder will furnish to Hanover such information as Hanover reasonably requests for use in connection with any such Shelf Registration Statement or prospectus and, to the extent permitted by law, will indemnify Hanover, its directors, employees and officers and each Person who controls Hanover (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys' fees and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by the Holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided that the liability of the Holder will be limited in all events to the net amount received by the Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

         6.3 Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (b) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying Person will not be subject to any liability for any settlement made by the indemnified Person without its consent. An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim. No indemnifying Person, in the defense of any claim, shall, except with the prior written consent of the indemnified Person, consent to entry of any judgment or enter into any settlement (i) that does not include as an unconditional term thereof the giving by the claimant to such indemnified Person a release from all liability in respect to such claim in form and substance reasonable satisfactory to such indemnified Person, or (ii) that imposes any equitable remedies, conduct restrictions or affirmative obligations whatsoever on such indemnified Person other than financial obligations for which such indemnified Person will be indemnified hereunder.

         6.4 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and will survive the transfer of the Registrable Securities. Hanover and the Holder also agree to make such provisions as are reasonably requested by any indemnified Person for contribution to such Person in the event the indemnifying Person's indemnification is unavailable for any reason.

         7. Compliance with Rule 144. So long as Hanover files reports under Section 13 or 15(d) of the Exchange Act and any Registrable Securities remain outstanding, then at the request of the Holder, Hanover will (a) forthwith furnish to the Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (b) make available to the public and the Holder such information as will enable the Holder to make sales pursuant to Rule 144.

         8.       Miscellaneous.

         8.1 No Inconsistent Agreements. Hanover will not hereafter enter into any agreement with respect to its securities which is inconsistent with or which otherwise materially limits, restricts or interferes with the rights granted to the Holder in this Agreement.

         8.2 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of Hanover and the Holder. Any waiver, permit, consent or approval of any kind or character on the part of any of the parties hereto of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

         8.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto. Except as set forth in
Section 5.4, this Agreement may not be assigned (and any purported assignment shall be null and void) without the prior written consent of the non-assigning Person.

         8.4 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         8.5 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as the Holder designates by written notice to Hanover, and shall be deemed to have been given upon delivery, if delivered personally, two (2) business days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service:

         If to Hanover, to:

         Hanover Compressor Company
         12001 North Houston Rosslyn Road
         Houston, Texas 77086
         Attn:  General Counsel
         Fax:  (281) 405-6203

         If to the Holder, to:

         Schlumberger Technology Corporation
         300 Schlumberger Drive MD:23
         Sugar Land, Texas 77478
         Attn: General Counsel
         Fax: (281) 285-6952

         with a copy to (which shall not constitute notice):

         Gray Cary Ware & Freidenrich
         1221 South MoPac, Suite 400
         Austin, Texas 78746-6875
         Attn: Brian P. Fenske, Esq.
         Fax: (512) 457-7001

         8.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         8.7 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of New York.

         8.8 Consent to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the Borough of Manhattan in the City of New York, New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the Borough of Manhattan in the City of New York, New York or a New York state court.

         8.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED

HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.10 Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law; provided that if either party hereto effects such service of process by any method other than transmittal thereof via overnight courier, charges prepaid, such party shall simultaneously transmit a copy thereof via overnight courier, charges prepaid.

         8.11 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (a) consents, waivers, amendments and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         8.12 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

         8.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8.14 Final Agreement. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

         8.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any Person.

                                    * * * * *

                            [Signature Page Follows]

The parties hereto have executed this Agreement as of the date first set forth above.

                                    HANOVER COMPRESSOR COMPANY

                                    By:  /s/ John E. Jackson
                                        ----------------------------------------
                                    Name: John E. Jackson
                                          --------------------------------------

                                    Title: Senior Vice President and
                                           Chief Financial Officer
                                           -------------------------------------


                                    SCHLUMBERGER TECHNOLOGY
                                    CORPORATION


                                    By:  /s/ Dean Ferris
                                        ----------------------------------------

                                    Name: Dean Ferris
                                          --------------------------------------

                                    Title: Assistant Secretary
                                           -------------------------------------


                                 SIGNATURE PAGE
                          REGISTRATION RIGHTS AGREEMENT